EXHIBIT 99.2
HLTH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenue	$81,682	$71,881

Costs and expenses:
Cost of operations	31,570	28,618
Sales and marketing	25,830	22,870
General and administrative	21,144	28,443
Depreciation and amortization	6,888	6,325
Interest income	11,936	9,674
Interest expense	4,607	4,709
Gain on sale of EBS Master LLC	538,024	—
Impairment of auction rate securities	60,108	—
Transition services income, net	50	2,456
Other (expense) income, net	(4,194)	426

Income (loss) from continuing operations before income tax provision (benefit)	477,351	(6,528)
Income tax provision (benefit)	25,614	(231)
Minority interest in WHC (loss) income	(3,845)	115
Equity in earnings of EBS Master LLC	4,007	7,099

Income from continuing operations	459,589	687
Income from discontinued operations (net of tax $2,910 and $1,221 in 2008 and 2007)	3,569	5,015

Net income	$463,158	$5,702

Basic income per common share:
Income from continuing operations	$2.52	$0.00
Income from discontinued operations	0.02	0.03

Net income	$2.54	$0.03

Diluted income per common share:
Income from continuing operations	$2.03	$0.00
Income from discontinued operations	0.01	0.03

Net income	$2.04	$0.03

Weighted-average shares outstanding used in computing income per common share:
Basic	182,175	176,011

Diluted	228,159	186,355

HLTH CORPORATION
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenue
WebMD Online Services:
Advertising and sponsorship	$56,065	$47,421
Licensing	21,923	20,115
Content syndication and other	417	884

Total WebMD Online Services	78,405	68,420
WebMD Publishing and Other Services	3,277	3,524
Inter-segment eliminations	—	(63)

	$81,682	$71,881

Earnings (loss) before interest, taxes, non-cash and other items (“Adjusted EBITDA”)
WebMD Online Services	$16,531	$12,992
WebMD Publishing and Other Services	(754)	(358)
Corporate	(5,059)	(6,726)

	$10,718	$5,908

Adjusted EBITDA per diluted common share (a)	$0.05	$0.03

Interest, taxes, non-cash and other items (b)
Depreciation and amortization	$(6,888)	$(6,325)
Non-cash stock-based compensation	(5,972)	(9,182)
Non-cash advertising	(1,558)	(2,320)
Interest income	11,936	9,674
Interest expense	(4,607)	(4,709)
Gain on sale of EBS Master LLC	538,024	—
Income tax (provision) benefit	(25,614)	231
Minority interest in WHC loss (income)	3,845	(115)
Equity in earnings of EBS Master LLC	4,007	7,099
Impairment of auction rate securities	(60,108)	—
Other (expense) income, net	(4,194)	426

Income from continuing operations	459,589	687
Income from discontinued operations, net of tax	3,569	5,015

Net income	$463,158	$5,702

Basic income per common share:
Income from continuing operations	$2.52	$0.00
Income from discontinued operations	0.02	0.03

Net income	$2.54	$0.03

Diluted income per common share:
Income from continuing operations	$2.03	$0.00
Income from discontinued operations	0.01	0.03

Net income	$2.04	$0.03

Weighted-average shares outstanding used in computing income per common share:
Basic	182,175	176,011

Diluted	228,159	186,355

(a)	Adjusted EBITDA per diluted common share is based on the weighted-average shares outstanding used in computing diluted income per common share.

(b)	Reconciliation of Adjusted EBITDA to net income (see Annex A — Explanation of Non-GAAP Financial Measures).

HLTH CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net income	$463,158	$5,702
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Income from discontinued operations, net of tax	(3,569)	(5,015)
Depreciation and amortization	6,888	6,325
Minority interest in WHC (loss) income	(3,845)	115
Equity in earnings of EBS Master LLC	(4,007)	(7,099)
Amortization of debt issuance costs	743	721
Non-cash advertising	1,558	2,320
Non-cash stock-based compensation	5,972	9,182
Deferred income taxes	5,389	2
Gain on sale of EBS	(538,024)	(399)
Impairment of auction rate securities	60,108	—
Changes in operating assets and liabilities:
Accounts receivable	12,220	2,185
Prepaid expenses and other, net	17,493	421
Accrued expenses and other long-term liabilities	10,320	(46,158)
Deferred revenue	11,714	7,678

Net cash provided by (used in) continuing operations	46,118	(24,020)
Net cash (used in) provided by discontinued operations	(3,751)	6,712

Net cash provided by (used in) operating activities	42,367	(17,308)

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	104,518	67,922
Purchases of available-for-sale securities	(177,150)	(65,932)
Purchases of property and equipment	(2,662)	(4,780)
Proceeds related to sales of EBS, EPS and ACS/ACP, net of fees	598,935	2,898
Decrease in net advances to EBS Master LLC	1,195	19,691

Net cash provided by continuing operations	524,836	19,799
Net cash used in discontinued operations	(1,438)	(847)

Net cash provided by investing activities	523,398	18,952

Cash flows from financing activities:
Proceeds from issuance of HLTH and WHC common stock	1,777	63,404
Purchases of treasury stock under repurchase program	—	(11,322)

Net cash provided by continuing operations	1,777	52,082
Net cash used in discontinued operations	(46)	(43)

Net cash provided by financing activities	1,731	52,039
Effect of exchange rates on cash	1,753	184

Net increase in cash and cash equivalents	569,249	53,867
Cash and cash equivalents at beginning of period	536,879	614,691

Cash and cash equivalents at end of period	$1,106,128	$668,558

HLTH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31, 2008	December 31, 2007
Assets
Cash and cash equivalents	$1,106,128	$536,879
Marketable securities	309,256	290,858
Accounts receivable, net	73,861	86,081
Due from EBS Master LLC	28	1,224
Prepaid expenses and other current assets	27,781	71,090
Assets of discontinued operations	266,591	262,964

Total current assets	1,783,645	1,249,096

Marketable equity securities	2,036	2,383
Property and equipment, net	47,883	49,554
Goodwill	214,623	217,323
Intangible assets, net	33,766	36,314
Investment in EBS Master LLC	—	25,261
Other assets	59,922	71,466

Total Assets	$2,141,875	$1,651,397

Liabilities and Stockholders’ Equity
Accrued expenses	$59,002	$49,598
Deferred revenue	88,114	76,401
Liabilities of discontinued operations	113,397	123,131

Total current liabilities	260,513	249,130

Convertible notes	650,000	650,000
Other long-term liabilities	21,214	21,137

Minority interest in WHC	130,231	131,353

Stockholders’ equity	1,079,917	599,777

Total Liabilities and Stockholders’ Equity	$2,141,875	$1,651,397